For the annual period ended September 30, 1997
File number: 811-6677

                         SUB-ITEM 77 0

                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       The Hertz Corporation

2.   Date of Purchase
       4/25/97

3.   Number of Securities Purchased
       25,000

4.   Dollar Amount of Purchase
       $600,000

5.   Price Per Unit
       $24.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       J.P. Morgan Securities, Inc.

7.   Other Members of the Underwriting Syndicate
       Merrill Lync, Pierce, Fenner and Smith Inc.
       Lehman Brothers Inc.
       Prudential Securities Incorporated
       Montgomery Securities
       Donaldson, Lufkin & Jenrette Securities Corporation
       Smith Barney Inc.
       Dean Witter Reynolds Inc.
       Oppenheimer & Co.
       William Blair & Co.
       Furman Selz Inc.
       Legg Mason Wood Walker, Inc.
       McDonald & Company Securities, Inc.
       Piper Jaffray
       Rauscher Pierce Refsnes, Inc.
       Bear, Sterns and Company, Inc.
       PaineWebber Incorporated
       Deutsche Morgan Grenfell/C.J. Lawerence Inc.
       Fahnestock and Co. Inc.
       The Robertson-Humphrey Company Inc.
       Salomon Brothers Inc.
       Sutro & Co. Inc.
       Goldman Sachs & Co.
       ABN AMRO Chicago
       Alex, Brown & Sons, Inc.
       Chase Securities, Inc.
       Citicorp Securities, Inc.
       Credit Suisse First Boston Corp.
       Deutsche Morgan Grenfell, Inc.
       A.G. Edwards & Sons, Inc.
       Sanford C. Bernstein & Co., Inc.
       William Blair & Company
       J.C. Bradford & Co.
       Neuberger & Berman
       Charles Schwab & Co., Inc.
       Stephens, Inc.
       Blaylock & Partners, LP
       First of Michigan Corp.
       WR Lazard, Laidlaw, Inc.
       NatCity Investments, Inc.
       Roney & Co., Inc.
       Samuel A. Ramirez & Co., Inc.
       Muriel Sievert & Co.
       Stifel, Nicolas & Company
       Sturdivant & Co.

     International Underwriters

     Goldman Sachs International
     ABN AMRO Bank N.V.
     Banque nationale de Paris
     Commerzbank Aktiengesellschaft
     UBS Limited
     Morgan Grenfell & Co.
     Credit Lyonnais Securities
     Kleinwort Benson Limited
     JP Morgan Securities Ltd
           Lehman Brothers International Ltd.
     Soloman Brothers international, Ltd.
     Smith Barney, Inc.
     Barclays De Zoete Wedd Ltd.
     CIBC Wood Gundy Securities
     HSBC Investment Bank plc
     J.   Henry Schroeder & Company, Inc.
     Nomura International plc
     RBC Dominion Securities, Inc.
     Scotia McLeod, Inc.
     Societe Generale
     Sumitomo Finance International
     The Toronto-Dominion Bank